EXHIBIT 10.1

MERGER AGREEMENT

BY AND AMONG

SOLLENSYS CORP.,

S-CC MERGER SUB, INC.,

S-SOLUTIONS MERGER SUB, INC.,

CELERIT CORPORATION,

CELERIT SOLUTIONS CORPORATION

AND

TERRY ROTHWELL

i

ii

Exhibit

Exhibit A	Terry Rothwell Employment Agreement

Exhibit B	Ron Harmon Employment Agreement

iii

MERGER AGREEMENT

Dated as of October 26, 2021

This Merger Agreement, (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Sollensys Corp., a Nevada corporation (“Sollensys”); (ii) S-CC Merger Sub, Inc., an Arkansas corporation and a wholly owned subsidiary of Sollensys (“S-CC Merger Sub”); (iii) S-Solutions Merger Sub, Inc., an Arkansas corporation and a wholly owned subsidiary of Sollensys (“S-Solutions Merger Sub”); (iv) Celerit Corporation, an Arkansas corporation (the “Celerit”); (v) Celerit Solutions Corporation, an Arkansas corporation (“Celerit Solutions”); and (iv) Terry Rothwell (“Shareholder”). Each of Celerit and Celerit Solutions may be referred to herein individually as a “Company” and collectively as the “Companies”. Each of Sollensys, S-CC Merger Sub and S-Solutions Merger Sub may be referred to individually as a “Sollensys Party” and collectively as the “Sollensys Parties”. Each Sollensys Party, each Company and the Shareholder may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Shareholder owns 100 shares of common stock, par value $10.00 per share of Celerit (the “Celerit Common Stock”), constituting 100% of the issued and outstanding Equity Securities (as defined below) of Celerit;

WHEREAS, the Shareholder owns 100 shares of common stock, par value $1.00 per share of Celerit Solutions (the “Celerit Solutions Common Stock”), constituting 100% of the issued and outstanding Equity Securities of Celerit Solutions;

WHEREAS, the Parties desire to undertake certain transactions pursuant to which, among other things, Celerit shall be merged with and into S-CC Merger Sub, with Celerit surviving, and Celerit Solutions will be merged with and into S-Solutions Merger Sub, with Celerit Solutions surviving, and in which transactions the Shareholder will receive certain cash consideration and other consideration as set forth herein, on the terms and subject to the conditions set forth herein (together with the other transactions contemplated herein, the “Transactions”);

WHEREAS, (i) the board of directors of Sollensys (“Sollensys Board”) has determined that the Transactions are desirable and in the best interests of Sollensys and its shareholders; (ii) the board of directors of S-CC Merger Sub (“S-CC Merger Sub Board”) has duly approved, adopted and declared advisable, this Agreement and the Celerit Merger (as defined below) and the Transactions, and recommended that Sollensys as the sole shareholder of S-CC Merger approve this Agreement, the Celerit Merger and the Transactions; (iii) the board of directors of S-Solutions Merger Sub (“S-Solutions Merger Sub Board”) has duly approved, adopted and declared advisable, this Agreement and the Celerit Solutions Merger (as defined below) and the Transactions, and recommended that Sollensys as the sole shareholder of S-Solutions Merger approve this Agreement, the Celerit Solutions Merger and the Transactions; (iv) the Board of Directors of Celerit the Board of Directors of Celerit (“Celerit Board”) has duly approved, adopted and declared advisable, this Agreement and the Celerit Merger and the Transactions, and recommended that the Shareholder as the sole shareholder of Celerit approve this Agreement, the Celerit Merger and the Transactions; and (v) the board of directors of Celerit Solutions (the “Celerit Solutions Board”) has duly approved, adopted and declared advisable, this Agreement and the Celerit Solutions Merger and the Transactions, and recommended that the Shareholder as the sole shareholder of Celerit Solutions approve this Agreement, the Celerit Solutions Merger and the Transactions; and

1

WHEREAS, this Agreement is being entered into for the purpose of setting forth the terms and conditions of the Transactions;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“ABCA” has the meaning set forth in Section 2.02(a).

(b)	“Accredited Investor” has the meaning set forth in Section 3.07(b).

(c)	“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal.

(d)

“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving either or both Companies or Shareholder pursuant to which such Person or “group” would own 5% or more of the consolidated assets, revenues or net income of either Company, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of either Company representing 5% or more of the consolidated assets, revenues or net income of either Company, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of any Equity Securities of either Company, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of any Equity Securities of either Company, including without limitation any shares of Celerit Common Stock or Celerit Solutions Common Stock, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction, or (vi) any combination of any of the foregoing.

(e)

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(f)

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2

(g)	“Agreement” has the meaning set forth in the introductory paragraph hereof.

(h)	“Audited Financial Statements” has the meaning set forth in Section 5.07.

(i)	“Basket” has the meaning set forth in Section 9.06(a).

(j)	“Business Day” shall mean any day on which commercial banks are generally open for business in Nevada.

(k)	“Cap” has the meaning set forth in Section 9.06(c).

(l)	“Celerit Articles of Merger” has the meaning set forth in Section 2.02(b)(i).

(m)	“Celerit Board” has the meaning set forth in the recitals hereto.

(n)	“Celerit Common Stock” has the meaning set forth in the recitals hereto.

(o)	“Celerit Merger” has the meaning set forth in Section 2.01(a)(i).

(p)	“Celerit Merger” has the meaning set forth in Section 2.01(a).

(q)	“Celerit Solutions Articles of Merger” has the meaning set forth in Section 2.02(b)(i).

(r)	“Celerit Solutions Board” has the meaning set forth in the recitals.

(s)	“Celerit Solutions Common Stock” has the meaning set forth in the recitals.

(t)	“Celerit Solutions Merger” has the meaning set forth in Section 2.01(a)(ii).

(u)	“Celerit Solutions Surviving Corporation” has the meaning set forth in Section 2.01(a)(ii).

(v)	“Celerit Solutions” has the meaning set forth in the introductory paragraph hereto.

(w)	“Celerit Surviving Corporation” has the meaning set forth in Section 2.01(a)(i).

(x)	“Celerit” has the meaning set forth in the introductory paragraph hereto.

(y)	“Closing Date” has the meaning set forth in Section 2.09.

(z)	“Closing Working Capital Statement” has the meaning set forth in Section 2.11(b).

(aa)

“Closing Working Capital” means: (a) the Current Assets of the Companies, less (b) the Current Liabilities of the Companies, determined as of the close of business on Closing Date, but without giving effect to the Transactions.

(bb)	“Closing” has the meaning set forth in Section 2.09.

3

(cc)	“Company Charter Documents” has the meaning set forth in Section 3.01(c).

(dd)	“Company Default” has the meaning set forth in Section 8.01(c).

(ee)	“Company Entities” has the meaning set forth in Section 3.01(b).

(ff)	“Company Parties” means the Shareholder and the Company.

(gg)	“Company” and “Companies” have the meanings set forth in the introductory paragraph hereof.

(hh)	“CRE Agreement” has the meaning set forth in Section 2.07.

(ii)	“CRE Transactions” has the meaning set forth in Section 2.07.

(jj)	“CRE” has the meaning set forth in Section 2.07.

(kk)

“Current Assets” means cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which Sollensys will not receive the benefit following the Closing, (b) deferred Tax assets and (c) receivables from any of either Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, determined using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements of the applicable Company for the most recent fiscal year end as if such accounts were being prepared as of a fiscal year end.

(ll)

“Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding payables to any of the either Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, deferred Tax liabilities and the current portion of long term debt, determined in accordance using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements of the applicable Company for the most recent fiscal year end as if such accounts were being prepared as of a fiscal year end.

(mm)

“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities of either Company or obligating either Company to issue or sell any of its Equity Securities.

(nn)	“Direct Claim” has the meaning set forth in Section 9.04(c).

(oo)	“Dispute” has the meaning set forth in Section 10.02(a).

(pp)	“Disputed Amounts” has the meaning set forth in Section 2.11(c)(iii).

(qq)	“Disqualification Event” has the meaning set forth in Section 3.25.

(rr)	“Effective Time” has the meaning set forth in Section 2.02(c).

4

(ss)	“Employment Agreements” has the meaning set forth in Section 2.08(g).

(tt)

“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(uu)	“Environmental Laws” has the meaning set forth in Section 3.16.

(vv)

“Equity Security” means, in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(ww)	“Estimated Closing Working Capital Statement” has the meaning set forth in Section 2.11(a).

(xx)	“Estimated Closing Working Capital” has the meaning set forth in Section 2.11(a)

(yy)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(zz)	“Financial Statements” has the meaning set forth in Section 3.14.

(aaa)	“First Party” has the meaning set forth in Section 8.02(c).

(bbb)

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(ccc)

“Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

(ddd)	“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(eee)	“Harmon Employment Agreement” has the meaning set forth in Section 2.08(g).

(fff)	“Indemnified Party” has the meaning set forth in Section 9.04.

(ggg)	“Indemnifying Party” has the meaning set forth in Section 9.04.

(hhh)	“Independent Accountants” has the meaning set forth in Section 2.11(c)(iii).

(iii)

“Intellectual Property” means trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights.

5

(jjj)	“Issuer Covered Person” has the meaning set forth in Section 3.25.

(kkk)	“Knowledge of the Shareholder” means the knowledge, assuming due inquiry, of the Shareholder or any director or executive officer of either Company.

(lll)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(mmm)

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(nnn)

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(ooo)

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the affected Party, or (b) the ability of the affected Party to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the affected Party operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the affected Party compared to other participants in the industries in which the affected Party conducts its business.

(ppp)	“Merger Consideration” has the meaning set forth in Section 2.03.

(qqq)	“Mergers” has the meaning set forth in Section 2.01(b).

(rrr)	“Notice of Dispute” has the meaning set forth in Section 10.02(b).

(sss)

“Ordinary Course of Business” means an action which is taken in the ordinary course of the normal day-to-day operations of the Person taking such action consistent with the past practices of such Person, is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

6

(ttt)	“Parties” and “Party” have the meanings set forth in the introductory paragraph hereof.

(uuu)	“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(vvv)	“Post-Closing Adjustment” has the meaning set forth in Section 2.11(b).

(www)	“Regulation S” has the meaning set forth in Section 3.07(f).

(xxx)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(yyy)	“Resolution Period” has the meaning set forth in Section 2.11(c)(ii).

(zzz)	“Review Period” has the meaning set forth in Section 2.11(c)(i).

(aaaa)	“Rothwell Employment Agreement” has the meaning set forth in Section 2.08(g).

(bbbb)	“Rule 144” has the meaning set forth in Section 3.07(f).

(cccc)	“S-CC Merger Sub Board” has the meaning set forth in the recitals.

(dddd)	“S-CC Merger Sub” has the meaning set forth in the introductory paragraph hereof.

(eeee)	“S-Solutions Merger Sub Board” has the meaning set forth in the recitals.

(ffff)	“S-Solutions Merger Sub” has the meaning set forth in the introductory paragraph hereof.

(gggg)	“SEC” means the United States Securities and Exchange Commission.

(hhhh)	“Second Party” has the meaning set forth in Section 8.02(c).

(iiii)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jjjj)	“Selected Courts” has the meaning set forth in Section 10.03.

(kkkk)	“Shareholder Disclosure Schedules” has the meaning set forth in the introductory paragraph to Article III.

(llll)	“Shareholder Indemnified Party” and “Shareholder Indemnified Parties” have the meanings set forth in Section 9.03.

7

(mmmm)	“Shareholder” has the meaning set forth in the introductory paragraph hereof.

(nnnn)	“Sollensys Board” has the meaning set forth in the recitals hereto.

(oooo)	“Sollensys Common Stock” means the common stock, par value $0.001 per share, of Sollensys.

(pppp)	“Sollensys Default” has the meaning set forth in Section 8.01(d).

(qqqq)	“Sollensys Indemnified Party” has the meaning set forth in Section 9.02.

(rrrr)	“Sollensys Parties” has the meaning set forth in the introductory paragraph hereof.

(ssss)	“Sollensys Shares” has the meaning set forth in Section 2.03.

(tttt)	“Sollensys” has the meaning set forth in the introductory paragraph hereof.

(uuuu)	“Statement of Objections” has the meaning set forth in Section 2.11(c)(ii).

(vvvv)	“Surviving Representations” has the meaning set forth in Section 9.01(a).

(wwww)

“Tax” or “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(xxxx)	“Technetics” has the meaning set forth in Section 3.01(b).

(yyyy)	“Third-Party Claim” has the meaning set forth in Section 9.04(a).

(zzzz)

“Transaction Documents” means this Agreement, the Celerit Articles of Merger, the Celerit Solutions Articles of Merger, and any other document, certificate or agreement to be delivered hereunder or in connection with the Transactions.

(aaaaa)	“Transactions” has the meaning set forth in the recitals hereto.

(bbbbb)	“Undisputed Amounts” has the meaning set forth in Section 2.11(c)(iii).

8

Section 1.02 Interpretation. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. THE TRANSACTIONS

Section 2.01 Mergers and Effects of the Mergers.

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

(i)

Celerit shall be merged with and into S-CC Merger Sub (the “Celerit Merger”), and the separate corporate existence of S-CC Merger Sub shall thereupon cease and Celerit shall survive as the surviving corporation (the “Celerit Surviving Corporation”); and

(ii)

Celerit Solutions will be merged with and into S-Solutions Merger Sub (the “Celerit Solutions Merger”), and the separate corporate existence of S-Solutions Merger Sub shall thereupon cease and Celerit Solutions shall survive as the surviving corporation (the “Celerit Solutions Surviving Corporation”).

(b)	The Celerit Merger and the Celerit Solutions Merger may be referred to herein collectively as the “Mergers”.

Section 2.02 Effect; Effective Time.

(a)	The Mergers shall have the effects set forth in this Agreement and in the Arkansas Business Corporation Act of 1987 (the “ABCA”).

(b)	On the Closing Date:

(i)

The Parties will cause the Celerit Merger to be consummated by filing of Articles of Merger with respect to the Celerit Merger with the Secretary of State of the State of Arkansas as provided the ABCA (the “Celerit Articles of Merger”); and the Celerit Merger shall become effective at the time when the Celerit Articles of Merger have been duly filed with the Secretary of State of the State of Arkansas, or at such later time as may be agreed by the Parties in writing and specified in the Celerit Articles of Merger; and

9

(ii)

The Parties will cause the Celerit Solutions Merger to be consummated by filing of Articles of Merger with respect to the Celerit Solutions Merger with the Secretary of State of the State of Arkansas as provided the ABCA (the “Celerit Solutions Articles of Merger”); and the Celerit Solutions Merger shall become effective at the time when the Celerit Solutions Articles of Merger have been duly filed with the Secretary of State of the State of Arkansas, or at such later time as may be agreed by the Parties in writing and specified in the Celerit Solutions Articles of Merger.

(c)	The date and time at which the Mergers become effective is referred to in this Agreement as the “Effective Time”.

(d)	Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

(i)

by virtue of, and simultaneously with, the Celerit Merger and without any further action (other than the filing of documents required by the Secretary of State of the State of Arkansas or as otherwise required pursuant to applicable Law) on the part of the Parties, (a) the Celerit Merger shall be completed, (b) all the properties, rights, privileges, powers and franchises of Celerit and S-CC Merger Sub shall vest in the Celerit Surviving Corporation, (c) all debts, liabilities and duties of Celerit and S-CC Merger Sub shall become the debts, liabilities and duties of Celerit Surviving Corporation, and (d) all the rights, privileges, immunities, powers and franchises of Celerit (as the Celerit Surviving Corporation) shall continue unaffected by the Celerit Merger; and

(ii)

by virtue of, and simultaneously with, the Celerit Solutions Merger and without any further action (other than the filing of documents required by the Secretary of State of the State of Arkansas or as otherwise required pursuant to applicable Law) on the part of the Parties, (a) the Celerit Solutions Merger shall be completed, (b) all the properties, rights, privileges, powers and franchises of Celerit Solutions and S-Solutions Merger Sub shall vest in the Celerit Solutions Surviving Corporation, (c) all debts, liabilities and duties of Celerit Solutions and S-Solutions Merger Sub shall become the debts, liabilities and duties of Celerit Solutions Surviving Corporation, and (d) all the rights, privileges, immunities, powers and franchises of the Celerit Solutions (as the Celerit Solutions Surviving Corporation) shall continue unaffected by the Celerit Solutions Merger.

(e)

The Articles of Incorporation of Celerit as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Celerit Surviving Corporation until duly amended and restated in accordance with their terms and as provided by applicable Law; and the Bylaws of Celerit as in effect immediately prior to the Effective Time shall be the bylaws of Celerit Surviving Corporation until duly amended and restated in accordance with their terms and as provided by applicable Law.

(f)

The Articles of Incorporation of Celerit Solutions as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Celerit Solutions Surviving Corporation until duly amended and restated in accordance with their terms and as provided by applicable Law; and the Bylaws of Celerit Solutions as in effect immediately prior to the Effective Time shall be the bylaws of Celerit Solutions Surviving Corporation until duly amended and restated in accordance with their terms and as provided by applicable Law.

10

Section 2.03 Merger Consideration. For purposes herein, “Merger Consideration” shall mean (i) the sum of $4,440,000.00 in cash, as the same may be adjusted as set forth herein (the “Cash Consideration”), and (ii) three million (3,000,000) shares of Sollensys Common Stock (the “Sollensys Shares”). The closing price for the Sollensys Common Stock on October 25, 2021 was $7.00 per share.

Section 2.04 Effects on Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Mergers and without any action on the part of any Party other than as set forth herein, the following shall occur:

(a)	Celerit Common Stock.

(i)

Cancellation of Treasury Stock. Each share of Celerit Common Stock held in the treasury of Celerit or owned by any direct or indirect wholly owned subsidiary of Celerit immediately prior to the Effective Time, if any, shall be canceled and retired without any conversion or consideration paid in respect thereof and shall cease to exist.

(ii)

Conversion of Celerit Common Stock. Each share of Celerit Common Stock issued and outstanding immediately prior to the Effective Time, other than with respect to shares owned by Celerit or any subsidiary of Celerit, which shall be governed by Section 2.04(a)(i), shall be canceled and extinguished and automatically converted into the right to receive (i) 97% of the Cash Consideration, as finally determined herein, rounded to the nearest whole cent (which the Parties acknowledge would be $4,366,800.00 of Cash Consideration in the event that such Cash Consideration is not adjusted as set forth herein), and (ii) 2,910,000 of the Sollensys Shares.

(b)	Celerit Solutions Common Stock.

(i)

Cancellation of Treasury Stock. Each share of Celerit Solutions Common Stock held in the treasury of Celerit Solutions or owned by any direct or indirect wholly owned subsidiary of Celerit Solutions immediately prior to the Effective Time, if any, shall be canceled and retired without any conversion or consideration paid in respect thereof and shall cease to exist.

(ii)

Conversion of Celerit Solutions Common Stock. Each share of Celerit Solutions Common Stock issued and outstanding immediately prior to the Effective Time, other than with respect to shares owned by Celerit Solutions or any subsidiary of Celerit Solutions, which shall be governed by Section 2.04(b)(i), shall be canceled and extinguished and automatically converted into the right to receive (i) 3% of the Cash Consideration, as finally determined herein, rounded to the nearest whole cent (which the Parties acknowledge would be $133,200.00 of Cash Consideration in the event that such Cash Consideration is not adjusted as set forth herein), and (ii) 90,000 of the Sollensys Shares.

11

Section 2.05 Effect on Capital Stock of Merger Subs.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Celerit Merger and without any action on the part of any Party other than as set forth herein, each outstanding share of common stock of S-CC Merger Sub, par value $0.01 per share, shall be automatically and without further action converted into one validly issued, fully paid and non-assessable share of common stock of Celerit Surviving Corporation and such shares of common stock shall constitute the only outstanding capital stock of Celerit Surviving Corporation. Any certificate evidencing ownership of such shares of S-CC Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of Celerit Surviving Corporation.

(b)

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Celerit Solutions Merger and without any action on the part of any Party other than as set forth herein, each outstanding share of common stock of S-Solutions Merger Sub, par value $0.01 per share, shall be automatically and without further action converted into one validly issued, fully paid and non-assessable share of common stock of Celerit Solutions Surviving Corporation and such shares of common stock shall constitute the only outstanding capital stock of Celerit Solutions Surviving Corporation. Any certificate evidencing ownership of such shares of S-Solutions Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of Celerit Solutions Surviving Corporation.

Section 2.06 Taxes. The Shareholder shall be responsible for the payment of any and all taxes that may be imposed on the Shareholder pursuant to the Transactions, including, without limitation, as a result of the receipt of the Merger Consideration.

Section 2.07 CRE Holdings, LLC. The Parties acknowledge and agree that Shareholder and George Rothwell are the members of CRE Holdings, LLC, an Arkansas limited liability company (“CRE”). The Parties expect that, shortly after the Effective Date, Sollensys, CRE, Shareholder and George Rothwell shall enter into an agreement (the “CRE Agreement”) related to the purchase by Sollensys of certain real estate and other assets owned by CRE, Shareholder and George Rothwell (the “CRE Transactions”). The closing of the CRE Transactions shall occur substantially simultaneously with the closing of the Transactions hereunder.

Section 2.08 Actions at the Closing. At the Closing, the Parties shall undertake the following actions:

(a)

The Sollensys Board shall undertake such actions as required to expand the size of the Sollensys Board by one (1) person, and to name Shareholder as a director on the Sollensys Board, to be effective as of the Closing, to serve as further provided in the Rothwell Employment Agreement (as defined below), as set forth in Section 2.08(g).

(b)

The Celerit Board shall undertake such actions as required to expand the size of the Celerit Board to be a number as determined by Sollensys and to add such persons as determined by Sollensys as directors on the Celerit Board, to be effective as of the Closing, while retaining Shareholder as a director on the Celerit Board as further provided in the Rothwell Employment Agreement, as set forth in Section 2.08(g).

(c)

The Celerit Board shall undertake such actions as required to name such persons as nominated by Sollensys to positions as officers of Celerit as determined by Sollensys, to be effective as of the Closing.

12

(d)

The Celerit Solutions Board shall undertake such actions as required to expand the size of the Celerit Solutions Board to be a number as determined by Sollensys and to add such persons as determined by Sollensys as directors on the Celerit Solutions Board, to be effective as of the Closing.

(e)

The Celerit Solutions Board shall undertake such actions as required to name such persons as nominated by Sollensys to positions as officers of Celerit Solutions as determined by Sollensys, to be effective as of the Closing.

(f)

Subject to the provisions of the Employment Agreements as set forth in Section 2.08(g), Celerit shall obtain the resignation of any persons requested by Sollensys from all positions as a director or officer of Celerit, in each case to be effective as of the Closing, provided that the Parties acknowledge and agree that Shareholder shall remain as a Director on the Celerit Board as of the Closing.

(g)

Sollensys shall enter into (i) an employment agreement with Shareholder pursuant to which Shareholder shall be engaged as the Chief Executive Officer of each of the Companies, substantially in the form as attached hereto as Exhibit A (the “Rothwell Employment Agreement”) and (ii) an employment agreement with Ron Harmon pursuant to which Ron Harmon shall be engaged as the Chief Operating Officer of each of the Companies, substantially in the form as attached hereto as Exhibit B (the “Harmon Employment Agreement” and, together with the Rothwell Employment Agreement, the “Employment Agreements”).

(h)

The net debt payable among Celerit, Shareholder and CRE amounts to approximately $789,000.00 of debt owed by Celerit and payable to Shareholder, which debt shall be forgiven or converted to paid in capital to Celerit, to be completed either prior to or at the Closing, and in a form as reasonably agreeable to Sollensys.

Section 2.09 Closing. The closing of the Transactions (the “Closing”) shall occur on the third Business Day following the satisfaction or waiver (by the Party for whose benefit the condition exists) of the conditions to closing as set forth in Section 5.08(d) and Article VII or on such other date and at such other time and place as the Parties shall agree in writing (the “Closing Date”), by electronic delivery, overnight delivery, and wire transfers.

Section 2.10 Closing Deliverables.

(a)	At the Closing, the Companies and the Shareholder shall deliver to Sollensys:

(i)

a certificate of a duly authorized officer of each Company and of the Shareholder, dated as of the Closing Date, in form and substance satisfactory to Sollensys: (1) attaching and certifying copies of the resolutions of the Celerit Board, the Celerit Solutions Board and the Shareholder as the sole shareholder of each of the Companies relating to this Agreement, the other Transaction Documents and the Transactions; (2) certifying the name, title and true signature of each officer of each Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; (3) attaching and certifying (A) a true, correct and complete copy of the Company Charter Documents, certified by the Secretary of State of the State of Arkansas; and (B) a certificate of good standing and legal existence of each Company issued by the Secretary of State of the State of Arkansas and dated as of a date no earlier than three Business Days prior to the Closing Date; and (4) certifying that the matters set forth in Section 6.01 and Section 6.04 are true and correct;

13

(ii)	reasonable evidence of the completion of the matters as set forth in Section 2.08(b), Section 2.08(c), Section 2.08(d), Section 2.08(e), Section 2.08(f) and Section 2.08(h);

(iii)	the Employment Agreements as referenced in Section 2.08(g), duly executed by Shareholder and Ron Harmon, as applicable; and

(iv)

such other documents as Sollensys may reasonably request for the purpose of evidencing the accuracy of any of Shareholder’s representations and warranties; evidencing the performance by the Shareholder and the Companies of, or the compliance by the Shareholder and the Companies with, any covenant or obligation required to be performed or complied with by the Shareholder or the Companies hereunder, or otherwise facilitating the consummation or performance of any of the Transactions.

(b)	At the Closing, Sollensys shall:

(i)

Deliver to the Shareholder a certificate of the Secretary of Sollensys, dated as of the Closing Date, in form and substance satisfactory to the Company (i) attaching and certifying copies of any resolutions of the Sollensys Board relating to this Agreement, the other Transaction Documents and the Transactions; (ii) certifying the name, title and true signature of each officer of each Sollensys Party executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; (iii) attaching and certifying a certificate of good standing and legal existence of Sollensys issued by the Secretary of State of the State of Nevada and dated as of a date no earlier than three Business Days prior to the Closing Date and attaching and certifying a certificate of good standing and legal existence of each of S-CC Merger Sub and S-Solutions Merger Sub issued by the Secretary of State of the State of Arkansas and dated as of a date no earlier than three Business Days prior to the Closing Date; and (iv) certifying that the matters set forth in Section 7.01 are true and correct;

(ii)	Deliver to the Shareholder the Cash Consideration pursuant to wire instructions provided by the Shareholder prior to the Closing;

(iii)	Record the Shareholder as the record and beneficial owner of the Sollensys Shares in the books and records of the Company (and the Parties agree that the Sollensys Shares shall not be certificated);

(iv)	Deliver to Shareholder the Employment Agreements as referenced in Section 2.08(g), duly executed by Sollensys; and

(v)

Deliver to the Shareholder such other documents as Shareholder may reasonably request for the purpose of evidencing the accuracy of any of Sollensys’ representations and warranties; evidencing the performance by Sollensys of, or the compliance by Sollensys with, any covenant or obligation required to be performed or complied with by Sollensys hereunder; or otherwise facilitating the consummation or performance of any of the Transactions.

14

(c)

At the Closing, the Parties shall file the Celerit Articles of Merger and the Celerit Solutions Articles of Merger with the Secretary of State of the State of Arkansas and shall cause the same to become effective.

Section 2.11 Working Capital Adjustment.

(a)

At least three (3) Business Days before the Closing, Shareholder shall prepare and deliver to Sollensys a statement setting forth its good faith estimate of Closing Working Capital of the Companies (the “Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the Chief Executive Officer of each Company that the Estimated Closing Working Capital Statement was prepared in using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for each Company for the most recent fiscal year end as if such Estimated Closing Working Capital Statement was being prepared as of a fiscal year end. In the event that the Estimated Closing Working Capital is a negative number, the Cash Consideration shall be reduced by the amount of the Estimated Closing Working Capital. In the event that the Estimated Closing Working Capital is a positive number, no adjustment shall be made to the Cash Consideration or the Merger Consideration.

(b)

Within 120 days after the Closing Date, Sollensys shall prepare and deliver to Shareholder a statement setting forth Sollensys’ calculation of Closing Working Capital (the “Closing Working Capital Statement”) and a certificate of the Chief Executive Officer of Sollensys that the Closing Working Capital Statement was prepared using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements of the Companies for the most recent fiscal year end as if such Closing Working Capital Statement was being prepared as of a fiscal year end. The post-closing adjustment shall be an amount equal to (i) the Closing Working Capital, if a positive number, plus (ii) the amount of the Estimated Closing Working Capital if such Estimated Closing Working Capital was a negative number, (such final amount, the “Post-Closing Adjustment”) and such amount, if a positive number, shall be paid to Shareholder as set forth in Section 2.11(c)(vi).

(c)	Examination and Review.

(i)

After receipt of the Closing Working Capital Statement, Shareholder shall have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Shareholder’s accountants shall have full access to the books and records of the Companies, the personnel of, and work papers prepared by, Sollensys and/or Sollensys’ accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Sollensys’ possession) relating to the Closing Working Capital Statement as Shareholder may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Sollensys or the Companies.

15

(ii)

On or prior to the last day of the Review Period, Shareholder may object to the Closing Working Capital Statement by delivering to Sollensys a written statement setting forth Shareholder’s objections in reasonable detail, indicating each disputed item or amount and the basis for Shareholder’s disagreement therewith (the “Statement of Objections”). If Shareholder fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement shall be deemed to have been accepted by Shareholder. If Shareholder delivers the Statement of Objections before the expiration of the Review Period, Sollensys and Shareholder shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Sollensys and Shareholder, shall be final and binding.

(iii)

If Shareholder and Sollensys fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) and any amounts not so disputed (the “Undisputed Amounts”) shall be submitted for resolution to the office of an impartial nationally recognized firm of independent certified public accountants other than Shareholder’s or either Company’s accountants or Sollensys’ accountants as jointly determined by Sollensys and Shareholder (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. In the event that Sollensys and Shareholder cannot agree on the identity of an Independent Accountant within ten (10) days of the commencement on such efforts to agree, each of Sollensys and Shareholder shall select one party meeting the requirements of an “Independent Accountant” above, and those two parties shall jointly select the party who shall act as the Independent Accountants. The Parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iv)

Shareholder shall pay a portion of the fees and expenses of the Independent Accountants equal to 100% multiplied by a fraction, the numerator of which is the amount of Disputed Amounts submitted to the Independent Accountants that are resolved in favor of Sollensys (that being the difference between the Independent Accountants’ determination and Shareholder’s determination) and the denominator of which is the total amount of Disputed Amounts submitted to the Independent Accountants (that being the sum total by which Sollensys’ determination and Shareholder’s determination differ from the determination of the Independent Accountants). Sollensys shall pay that portion of the fees and expenses of the Independent Accountants that Shareholder is not required to pay hereunder.

16

(v)

The Independent Accountants shall make a determination as soon as practicable within thirty (30) days (or such other time as the Parties shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the Parties.

(vi)

Except as otherwise provided herein, any payment of the Post-Closing Adjustment, if any, shall (A) be due (x) within five (5) Business Days of acceptance of the applicable Closing Working Capital Statement or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in Section 2.11(c)(v); and (B) be paid by wire transfer of immediately available funds to such account as is directed by Shareholder.

(d)	Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by Law.

Section 2.12 Additional Closing Events. At and following the Closing, the Parties shall each execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence Transactions.

Section 2.13 Expenses. Following the Effective Date and prior to the Closing, Shareholder or the Companies, as elected by Shareholder, shall reimburse the Sollensys Parties for the legal costs incurrent by the Sollensys Parties with respect to the Transactions and the preparation of the Transaction Documents to the extent incurred by any Sollensys Party on or after October 18, 2021, up to a maximum amount of $25,000, with such reimbursement to be completed within 5 Business Days of Sollensys’ delivery of an invoice to the Shareholder with respect thereto. In the event that such expenses are not reimbursed by Shareholder or the Companies, as applicable, prior to the Closing, the Cash Consideration payable at the Closing shall be reduced by the amount of such unreimbursed expenses. The provisions of this Section 2.13 shall survive the Closing and any expiration or termination of this Agreement.

Section 2.14 Waiver Pursuant to the ABCA. Pursuant to the provisions of Section 4-27-707 of the ABCA, Shareholder hereby irrevocably and permanently waives compliance by each of the Companies with the provisions of the ABCA requiring any notice related to the Transactions, including, without limitation, the notice requirements as set forth Subchapter 13 of the ABCA. Shareholder hereby irrevocably and permanently waives compliance by each of the Companies with the dissenters’ rights provisions in the ABCA, and acknowledges and agrees that Shareholder hereby irrevocably waives any and all rights that Shareholder may have pursuant to the ABCA to dissent from the Transactions and to obtain payment for the shares of capital stock of each Company as held by Shareholder. In the event that the forgoing waivers are not effective for any reason, Shareholder acknowledges and agrees that the Merger Consideration received by Shareholder is fair and adequate consideration for the shares of capital stock of each Company as held by Shareholder and shall be deemed paid by each applicable Company to Shareholder in full satisfaction of any rights Shareholder may still retain related to dissenters’ rights pursuant to the ABCA. In the event that the Closing occurs, Shareholder covenants and agrees that Shareholder shall forever refrain from commencing any actions or proceeding relating to dissenters’ rights under the ABCA against any Party, and shall indemnify each other Party for all costs and expenses and amounts required to be paid by any Party as a result of any breach of the covenants and agreements in this sentence. Shareholder acknowledges, represents and warrants that Shareholder has been advised by legal counsel in connection with the waivers set forth in this Section 2.14, is aware of the implications of the waivers set forth in this Section 2.14 and is providing such waivers freely and of Shareholders’ own accord.

17

Article III. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

As an inducement to the consummation of the Transactions, the Shareholder represents and warrants to the Sollensys Parties as follows, except as set forth on the disclosure schedules provided by Shareholder to the Sollensys Parties on the Effective Date (the “Shareholder Disclosure Schedules”) and referencing the section of this Article III to which such disclosure relates:

Section 3.01 Organization and Qualification.

(a)

Each Company is duly organized, validly existing, and in good standing under the Laws of the State of Arkansas and has the power and is duly authorized under all applicable Laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. To the Knowledge of the Shareholder, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail the power and authority or qualification of either Company within such jurisdiction.

(b)

Celerit owns 100% of the Equity Securities of Technetics Management Corporation, an Arkansas corporation (“Technetics”). Technitics is duly organized, validly existing, and in good standing under the Laws of the State of Arkansas and has the power and is duly authorized under all applicable Laws, regulations, ordinances and orders of public authorities, to carry on its respective business in all material respects as it is now being conducted. To the Knowledge of the Shareholder, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail the power and authority or qualification of Technetics within such applicable jurisdiction. Other than Technetics, neither Celerit nor Celerit Solutions owns any Equity Securities of any other Person. Celerit, Celerit Solutions and Technetics may be referred to herein collectively as the “Company Entities”.

(c)

Each Company has taken all actions required by law, its respective Articles of Incorporation, Bylaws and other corporate documents and agreements (collectively, the “Company Charter Documents”), or otherwise to authorize the execution and delivery of this Agreement.

Section 3.02 Power and Authority.

(a)

Each Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions. The Celerit Board and the Celerit Solutions Board have each authorized the execution and delivery of this Agreement by the Company.

18

(b)	Shareholder has all requisite power and authority to execute, deliver and perform Shareholder’s obligations under this Agreement and to consummate Transactions.

Section 3.03 Authorization of Agreement; Etc.

(a)

The execution, delivery and performance of this Agreement by each Company, and the consummation of Transactions, have been duly authorized by the shareholders of each applicable Company. This Agreement has been duly executed and delivered on behalf of each Company. This Agreement constitutes a valid and binding obligation of each Company enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(b)

The execution, delivery and performance of this Agreement by Shareholder, have been duly authorized by all applicable Persons with respect to the Shareholder. This Agreement has been duly executed and delivered by Shareholder. This Agreement constitutes a valid and binding obligation of Shareholder enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought

Section 3.04 No Conflict. The execution of this Agreement and the consummation of the Transactions (i) will not violate any provision of the Company Charter Documents; (ii) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company or either Shareholder is a party or to which any of the Company Entities’ assets, properties or operations are subject; (iii) violate any provision of Law, statute, rule, regulation or executive order to which any of the Company Entities or Shareholder is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to any of the Company Entities or Shareholder.

Section 3.05 Capitalization.

(a)

The authorized shares of capital stock of Celerit consists of 1,000 shares of common stock, par value $10.00 per share, of which there are 100 shares of Celerit Common Stock issued and outstanding and all of which are owned by Shareholder.

(b)

The authorized shares of capital stock of Celerit Solutions consists of 1,000 shares of common stock, par value $1.00 per share, of which there are 100 shares of Celerit Solutions Common Stock issued and outstanding and all of which are owned by Shareholder.

(c)	None of the outstanding shares of Celerit Common Stock or Celerit Solutions Common Stock were issued in violation of the preemptive or other rights of any shareholders or other Person.

(d)

There are no outstanding or authorized Derivatives, and neither Company has any outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Celerit Common Stock or Celerit Solutions Common Stock.

(e)

The issued and outstanding shares of Celerit Common Stock and Celerit Solutions Common Stock are duly authorized and, when acquired and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by either Company or the Shareholder, other than restrictions on transfer provided for in the Transaction Documents and under applicable Laws.

Section 3.06 Title to and Issuance of the Celerit Common Stock. The Shareholder is, and on the Closing Date will be, the record and beneficial owner and holder of all of the issued and outstanding shares of Celerit Common Stock and of all of the issued and outstanding shares of Celerit Solutions Common Stock, free and clear of all Liens. None of the shares of Celerit Common Stock and none of the shares of Celerit Solutions Common Stock are subject to pre-emptive or similar rights, either pursuant to any Company Charter Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any shares of Celerit Common Stock or any shares of Celerit Solutions Common Stock or other Equity Securities of either Company from the Shareholder or either Company.

Section 3.07 Investment Representations

(a)

Investment Purpose. As of the Effective Date and as of the Closing Date, Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Sollensys Shares to the Shareholder in the Mergers as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Sollensys Shares being acquired by the Shareholder are being acquired by the Shareholder for the Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)

Investor Status. Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”). Shareholder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)

Reliance on Exemptions. Shareholder understands that the Sollensys Shares are being offered and sold to Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Sollensys is relying upon the truth and accuracy of, and Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of Shareholder to acquire the Sollensys Shares.

19

(d)

Information. Shareholder and Shareholder’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of Sollensys and materials relating to the offer and sale of the Sollensys Shares which have been requested by Shareholder and his or her advisors. Shareholder and Shareholder’s advisors, if any, have been afforded the opportunity to ask questions of Sollensys. Shareholder understands that Shareholder’s investment in the Sollensys Shares involves a significant degree of risk. Shareholder is not aware of any facts that may constitute a breach of Shareholder’s representations and warranties made herein.

(e)

Governmental Review. Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Sollensys Shares.

(f)

Transfer or Resale. Shareholder understands that (i) the sale or re-sale of the Sollensys Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Sollensys Shares may not be transferred unless (a) the Sollensys Shares are sold pursuant to an effective registration statement under the Securities Act, (b) Shareholder shall have delivered to Sollensys, at the cost of Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Sollensys Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Sollensys, (c) the Sollensys Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Shareholder who agrees to sell or otherwise transfer the Sollensys Shares only in accordance with this Section 3.07 and who is an Accredited Investor, (d) the Sollensys Shares are sold pursuant to Rule 144, or (e) the Sollensys Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Shareholder shall have delivered to Sollensys, at the cost of the Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Sollensys; (ii) any sale of such Sollensys Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Sollensys Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Sollensys nor any other person is under any obligation to register such Sollensys Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(g)

Legends. Shareholder understands that the Sollensys Shares, until such time as the Sollensys Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Sollensys Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Sollensys Shares.

20

Section 3.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the Knowledge of the Shareholder after reasonable investigation, threatened, by or against any Company Entity or affecting any Company Entity or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of the Shareholder, no Company Entity is in default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.09 Compliance. To the Knowledge of the Shareholder, no Company Entity (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by any Company Entity under), nor has any Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws relating to taxes, registration as a charitable organization, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect with respect to any Company Entity.

Section 3.10 Regulatory Permits. Each Company Entity possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect with respect to any Company Entity, and no Company Entity has received any notice of proceedings relating to the revocation or modification of any such permit.

Section 3.11 Contracts.

(a)

All contracts, agreements, franchises, license agreements, and other commitments to which any Company Entity is a party or by which its properties are bound and which are material to the operations of any Company Entity are valid and enforceable by the applicable Company Entity in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(b)

Each Company Entity owns, licenses or has rights to use any and all intellectual property and technology used in such Company Entity’s business, and to the Knowledge of the Shareholder, such use of such intellectual property or technology does not infringe upon the intellectual property rights of any third party.

(c)

No Company Entity is a party to any oral or written (i) contract for the employment of any officer or employee (other than as contemplated in Section 2.08(g)); (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or manager of any Company Entity.

21

Section 3.12 Absence of Certain Changes, Events and Conditions. Since the date of the applicable Financial Statements, and other than in the Ordinary Course of Business, there has not been, with respect to any Company Entity, any:

(a)	event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to any Company Entity;

(b)	amendment of the Company Charter Documents;

(c)	split, combination or reclassification of any shares of the capital stock of any Company Entity;

(d)

issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of the capital stock of any Company Entity;

(e)

declaration or payment of any dividends or distributions on or in respect of any of the capital stock of any Company Entity or redemption, purchase or acquisition of the capital stock of any Company Entity;

(f)	material change in any method of accounting or accounting practice of any Company Entity, except as disclosed in the notes to the Financial Statements;

(g)

material change in any Company Entity’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)	incurrence, assumption or guarantee of any material indebtedness for borrowed money;

(i)	transfer, assignment, sale or other disposition of any material amount of assets shown or reflected in the Financial Statements or cancellation of any material debts or material entitlements;

(j)	transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Intellectual Property;

(k)	material damage, material destruction or loss (whether or not covered by insurance) to property of any Company Entity, except for ordinary wear and tear;

(l)	any capital investment by any Company Entity in, or any loan to, any other Person;

(m)	imposition of any Lien upon any Company Entity’s properties, capital stock or assets, tangible or intangible;

(n)

Other than pursuant to the Employment Agreements as referenced in Section 2.08(g), (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of any Company Entity’s employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees of any Company Entity, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant of any Company Entity;

22

(o)

adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant of any Company Entity, or (ii) collective bargaining or other agreement with a union, in each case whether written or oral, involving any Company Entity;

(p)	any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of any Company Entity’s stockholders, directors, officers and employees;

(q)	entry into a material new line of business or abandonment or discontinuance of existing material lines of business by any Company Entity;

(r)

adoption by any Company Entity of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against any Company Entity under any similar Law;

(s)

acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof by any Company Entity; or

(t)

action by any Company Entity to make, change or rescind any Tax election, amend any Tax return or take any position on any Tax return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of any Company Entity in respect of any period following the Closing.

Section 3.13 Disclosure. Each Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between either Company and an unconsolidated or other off balance sheet entity that is not disclosed by the applicable Company in its financial statements or otherwise that would be reasonably likely to have a Material Adverse Effect with respect to any Company Entity.

Section 3.14 Financial Statements. Each Company’s financial statements (the “Financial Statements”) are based on the books and records of the applicable Company, and fairly present the financial condition of the applicable Company as of the respective dates they were prepared and the results of the operations of the applicable Company for the periods indicated, in all material respects.

Section 3.15 Intellectual Property. Each Company Entity owns or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its businesses as now conducted. None of any Company Entity’s material Intellectual Property has expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. To the Knowledge of the Shareholder there is no infringement by any Company Entity of any material Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Knowledge of the Shareholder, being threatened against, any Company Entity regarding the infringement of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect with respect to any Company Entity.

23

Section 3.16 Environmental Laws. To Knowledge of the Shareholder, each Company Entity (i) is in compliance with any and all applicable foreign, federal, state and local Laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to any Company Entity.

Section 3.17 Title. Each Company Entity has good and marketable title in fee simple to all real property owned by it, or leases such real property pursuant to valid and in-force lease agreements, and has good and marketable title in all personal property owned by it that is material to the business of such Company Entity, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any Company Entity and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by any Company Entity is held under valid, subsisting and enforceable leases with which the applicable Company Entity is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such Company Entity.

Section 3.18 Insurance. Each Company Entity is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of such Company Entity believes to be prudent and customary in the businesses in which such Company Entity is engaged. No Company Entity has been refused any insurance coverage sought or applied for, and the no Company Entity has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of such Company Entity, taken as a whole.

Section 3.19 Tax Status. Each Company Entity has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that such Company Entity has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of any Company Entity know of any basis for any such claim.

24

Section 3.20 Transactions with Affiliates. None of the officers or directors of any Company Entity and, to the Knowledge of the Shareholder, none of the employees of any Company Entity, is presently a party to any transaction with any Company Entity (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Shareholder, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of any Company Entity’s total assets at year-end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of any Company Entity and (iii) other employee benefits, including stock option agreements under any stock option plan of any Company Entity.

Section 3.21 Foreign Corrupt Practices. No Company Entity, nor, to the Knowledge of the Shareholder, any agent or other Person acting on behalf of any Company Entity, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by any Company Entity (or made by any Person acting on its behalf of which any Company Entity is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.22 Money Laundering. Each Company Entity is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.23 Illegal or Unauthorized Payments; Political Contributions. None of any Company Entity, nor, to the Knowledge of the Shareholder, any of the officers, directors, employees, agents or other representatives of any Company Entity or any other business entity or enterprise with which any Company Entity is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of any Company Entity.

Section 3.24 Investment Company. No Company Entity is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

25

Section 3.25 No Disqualification Events. No Company Entity, and none of any of their respective predecessors, any affiliated issuer, any director, executive officer, other officer of any Company Entity, any beneficial owner of 20% or more of any Company Entity’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with any Company Entity in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Each Company Entity has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 3.26 No Brokers. None of any Company Entity or Shareholder has retained any broker or finder in connection with any of the Transactions, and has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Section 3.27 Disclosure. All disclosure provided to the Sollensys Parties regarding the Company Entities, their business and Transactions furnished by or on behalf of any Company Entity or the Shareholder with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Companies and the Shareholder acknowledge and agree that no Sollensys Party has made, nor is any Sollensys Party making, any representations or warranties with respect to Transactions other than those specifically set forth herein.

Article IV. REPRESENTATIONS AND WARRANTIES OF SOLLENSYS

As an inducement to, and to obtain the reliance of the Companies and the Shareholder, Sollensys represents and warrants to the Companies and the Shareholder as follows:

Section 4.01 Organization. Sollensys is a corporation duly incorporated, validly existing, and in good standing under the Laws of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Each of S-CC Merger Sub and S-Solutions Merger Sub is a corporation duly incorporated, validly existing, and in good standing under the Laws of Arkansas and each has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of Transactions will not, violate any provision of Sollensys’ articles of incorporation or by-laws or the articles of incorporation or bylaws of S-CC Merger Sub or S-Solutions Merger Sub. Each Sollensys Party has taken all action required by Law, its articles of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement, and Sollensys has full power, authority, and legal right and has taken all action required by Law, its respective articles of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

Section 4.02 Power and Authority. Each Sollensys Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions.

26

Section 4.03 Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by each Sollensys Party, and the consummation of Transactions, have been duly authorized by Sollensys Board, the S-CC Merger Sub Board or the S-Solutions Merger Sub Board, as applicable. This Agreement has been duly executed and delivered on behalf of each Sollensys Party. This Agreement constitutes a valid and binding obligation of each Sollensys Party enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict. The execution of this Agreement and the consummation of the Transactions (i) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which any Sollensys Party is a party or to which any of its assets, properties or operations are subject; (ii) violate any provision of Law, statute, rule, regulation or executive order to which any Sollensys Party is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to any Sollensys Party.

Section 4.05 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which any Sollensys Party is a party or to which any of their respective assets, properties or operations are subject.

Section 4.06 No Brokers. No Sollensys Party has retained any broker or finder in connection with any of the Transactions, and no Sollensys Party has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Section 4.07 Disclosure. All disclosure provided to the Shareholder regarding the Sollensys Parties, their business and Transactions, furnished by or on behalf of any Sollensys Party with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Sollensys Party acknowledges and agrees that the Companies and the Shareholder have not made, nor are the Companies or the Shareholder making, any representations or warranties with respect to Transactions other than those specifically set forth herein.

Article V. COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.01 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

27

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)

any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 5.02 Access to Information. Following the Effective Date, until consummation of the Transactions the Companies and Shareholder shall give to Sollensys and its authorized representatives full and complete access to the books and records, contracts, facilities and personnel of the Companies as Sollensys and its authorized representatives may request so that Sollensys may complete its due diligence investigation of the Companies. The Shareholder agrees to provide Sollensys and its authorized representatives with access to any information in Shareholder’s or either Company’s possession or within Shareholder’s or either Company’s control that contains information generated by either Company or Shareholder regarding either Company relative to its financial, operational, and/or regulatory condition (present, past, or prospective). If Sollensys, in its sole discretion, at any time prior to the Closing determines that its due diligence review of the Companies is not satisfactory to Sollensys, then Sollensys may terminate this Agreement upon notice to the Companies and the Shareholder.

Section 5.03 Limitation of Business Activities of the Company Prior to Closing. Prior to the Closing, except for Transactions, neither Company will, without the prior written consent of Sollensys, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any additional Equity Securities or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

Section 5.04 Consents of Third Parties. Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third-party consents, that the other Parties reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 5.05 No-Shop.

(a)

From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, none of either Company none the Shareholder shall, and each of the Companies and Shareholder shall cause the Representatives of each Company and Shareholder not to, directly or indirectly:

(i)	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii)	furnish any non-public information regarding any Company Entity to any Person who has made an Acquisition Proposal or an Acquisition Inquiry;

(iii)	engage in discussions or negotiations with any Person who has made any Acquisition Proposal or Acquisition Inquiry;

28

(iv)	approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry;

(v)	withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or

(vi)	enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Transaction.

(b)

From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, neither the Celerit Board nor the Celerit Solutions Board shall (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal relating to either Company, (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal related to either Company, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize either Company to enter into, any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or contract or other instrument in respect of or relating to an Acquisition Proposal.

(c)

The Companies and Shareholder shall promptly, within 36 hours, advise Sollensys orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the Effective Date until the Closing or the termination of this Agreement in accordance with its terms. The Companies and Shareholder shall keep Sollensys reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or Acquisition Inquiry (including whether such Acquisition Proposal or Acquisition Inquiry has been withdrawn or rejected and any material change to the terms thereof).

(d)

The Companies and the Shareholder shall immediately cease and cause to be terminated any discussions existing as of the Effective Date with any Person that relate to any Acquisition Proposal or Acquisition Inquiry proposed on or prior to the Effective Date. Each Company acknowledges and agree that any actions taken by or at the direction of a Representative of either Company or Shareholder that, if taken by either Company or Shareholder, would constitute a breach or violation of this Section 5.05 will be deemed to constitute a breach and violation of this Section 5.05 by the Companies and the Shareholder.

Section 5.06 Additional Company Covenants.

(a)

Except as otherwise contemplated herein, between the Effective Date and the Closing, none of the Shareholder nor either Company shall (i) materially amend any of the Company Charter Documents; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to Shareholder or purchase or redeem, or agree to purchase or redeem, any shares of Celerit Common Stock or Celerit Solutions Common Stock; (iii) make any material change in its method of management, operation or accounting; (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

29

(b)

Between the Effective Date and the Closing, none of the Shareholder nor either Company shall (i) grant or agree to grant any options, warrants or other rights to purchase, subscribe for, or otherwise acquire shares of Celerit Common Stock or Celerit Solutions Common Stock, or other securities convertible into, exchangeable for, or otherwise giving the holder thereof the right to acquire, shares of Celerit Common Stock; (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the Ordinary Course of Business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any Equity Securities or other securities of the Company, including debentures or other debt obligations, except in connection with this Agreement.

Section 5.07 Audited Financial Statements. The Parties acknowledge that, pursuant to the Exchange Act, Sollensys is required to file a Form 8-K within 75 days of the Closing, containing financial statements for the Company, which have been audited by a Public Company Accounting Oversight Board-registered auditor for the years 2019 and 2020, and which have been reviewed for any interim period of 2021 (the “Audited Financial Statements”). Prior to the Closing, the Parties will reasonably cooperate to complete the Audited Financial Statements, and to obtain the consent of such auditor to the inclusion of its statements in SEC public filings, and cause the same to be filed with the SEC. The first $32,000 of the costs of the completion of the Audited Financial Statements shall be paid by Shareholder or the Companies, and any additional costs in excess of $32,000 shall be paid by Sollensys.

Section 5.08 Shareholder Approval.

(a)

As soon as practicable following the Effective Date, the S-CC Merger Sub Board shall submit this Agreement to Sollensys as the sole shareholder of S-CC Merger Sub, for Sollensys’ review and approval, and the S-CC Merger Sub Board shall recommend that Sollensys as the sole shareholder of S-CC Merger Sub approve this Agreement and the Transactions.

(b)

As soon as practicable following the Effective Date, the S-Solutions Merger Sub Board shall submit this Agreement to Sollensys as the sole shareholder of S-Solutions Merger Sub, for Sollensys’ review and approval, and the S-Solutions Merger Sub Board shall recommend that Sollensys as the sole shareholder of S-Solutions Merger Sub approve this Agreement and the Transactions.

(c)

As soon as practicable following the Effective Date, the Celerit Board shall submit this Agreement to Shareholder as the sole shareholder of Celerit, for Shareholder’s review and approval, and the Celerit Board shall recommend that the Shareholder as the sole shareholder of Celerit approve this Agreement and the Transactions.

30

(d)

As soon as practicable following the Effective Date, the Celerit Solutions Board shall submit this Agreement to Shareholder as the sole shareholder of Celerit Solutions, for Shareholder’s review and approval, and the Celerit Solutions Board shall recommend that the Shareholder as the sole shareholder of Celerit Solutions approve this Agreement and the Transactions.

Section 5.09 No Contractual Lock Up. Other than the restriction on the resale under applicable securities Laws, the Shareholder shall have no contractual restrictions on the manner, timing or amount of Sollensys Shares that may be transferred or sold.

Article VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SOLLENSYS PARTIES

The obligations of the Sollensys Parties to consummate the Closing are subject to the satisfaction, or waiver by Sollensys in its sole discretion, as of and on the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants.

(a)

Each of the representations and warranties made by the Shareholder shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality and the representations and warranties as set forth in Section 3.05, Section 3.06 and Section 3.07, each of which shall be true and correct in all respects, in each case, as of the Closing Date as if made on such date, and the Shareholder and the Companies shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by the Shareholder and/or either Company prior to or at the Closing.

(b)	The actions and events as set forth in Section 2.08(b), Section 2.08(c) and Section 2.08(f) shall have been completed.

Section 6.02 Due Diligence Review. Sollensys shall have completed its due diligence review and examination of the Companies to its satisfaction in its sole discretion.

Section 6.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of Transactions, and Sollensys shall have obtained the approval of any governmental authorities as required in order to consummate the Transactions.

Section 6.04 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Transactions, or required for the Closing to occur, or for the continued operation of the Companies after the Closing Date on the basis as presently operated, shall have been obtained, and the approvals of the Celerit Board and the Celerit Solutions Board with respect to this Agreement and the Transactions shall be remaining in full force and effect.

31

Section 6.05 Shareholder Approval. The approval of Shareholder as the sole shareholder of each of the Companies shall have been obtained and shall remain in full force and effect.

Section 6.06 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to any Party’s knowledge, threatened against any Sollensys Party, either Company and/or the Shareholder which would prevent the consummation of the Transactions.

Section 6.07 No Material Adverse Effect. Between the Effective Date and the Closing Date, there shall not have been any Material Adverse Effect with respect to any Company Entity.

Section 6.08 Schedules and Other Information. The Companies shall have delivered to Sollensys the financial statements of the Companies and other books and records reasonably requested in connection with Sollensys’ due diligence investigation of the Companies, and there shall have been no disclosure in any financial statements, or any schedule delivered after the Effective Date or in any disclosure provided in connection with such due diligence investigation, which in the sole discretion and determination of Sollensys differs materially from the information it has received as of the Effective Date and which does or may have a materially adverse effect on the value of the business of either Company or on their respective assets, properties or goodwill.

Section 6.09 CRE Transactions. The CRE Transactions shall be closing substantially simultaneously as the Closing of the Transactions hereunder.

Section 6.10 Audited Financial Statements. The Audited Financial Statements shall have been completed and shall be cleared for inclusion on the Form 8-K to be filed by Sollensys following the Closing.

Article VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SHAREHOLDER

The obligations of the Shareholder to consummate the Closing are subject to the satisfaction, or waiver by the Shareholder, in Shareholder’s sole discretion, as of and on the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Sollensys shall be true and correct in all material respects as of the Closing Date as if made on such date and Sollensys shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

Section 7.02 Due Diligence Review. Shareholder shall have completed its due diligence review and examination of Sollensys to Shareholder’s satisfaction in its sole discretion. If Sharehholder in its sole discretion, at any time prior to Closing determines that its due diligence review of Sollensys is not satisfactory, then Shareholder and the Companies may terminate this Agreement upon notice to Sollensys.

Section 7.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of Transactions.

Section 7.04 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to any Party’s knowledge, threatened against any Sollensys Party, either Company and/or the Shareholder which would prevent the consummation of the Transactions.

32

Section 7.05 No Material Adverse Effect. Between the Effective Date and the Closing Date, there shall not have been any Material Adverse Effect on Sollensys.

Section 7.06 CRE Transactions. The CRE Transactions shall be closing substantially simultaneously as the Closing of the Transactions hereunder.

Article VIII. TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

(a)	by mutual written consent of all of the Parties;

(b)

by the Shareholder, the Company or Sollensys if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)

by Sollensys if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of either Company or the Shareholder set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Companies and the Shareholder (a “Company Default”);

(d)

by the Shareholder and the Companies, acting jointly if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Sollensys Party set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Sollensys (an “Sollensys Default”);

(e)

by either the Shareholder and the Companies, acting jointly, or by Sollensys, if the Closing has not occurred by January 31, 2022, provided, however, that (i) if the Closing has not occurred by such date due to a breach of this Agreement by any Sollensys Party, Sollensys shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) and (ii) if the Closing has not occurred by such date due to a breach of this Agreement by Shareholder or either Company, the Shareholder and the Companies shall not have the right to terminate this Agreement pursuant to this Section 8.01(e);

(f)	by Sollensys pursuant to the provisions of Section 5.02; or

(g)	by Shareholder pursuant to the provisions of Section 7.02.

Section 8.02 Termination Costs.

(a)

If this Agreement is validly terminated by the Shareholder and the Companies pursuant to Section 8.01(d) or due to the failure of Sollensys to approve this Agreement and the Transactions as set forth in Section 5.08(a) and Section 5.08(b), and only in those events, then, promptly but in any event within three Business Days following such termination by the Shareholder and the Companies, Sollensys shall pay to the Shareholder and the Companies an amount in cash equal to the Shareholder’s and the Companies’ reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the Shareholder, subject to a maximum payment due hereunder of $40,000.

33

(b)

If this Agreement is validly terminated by Sollensys pursuant to Section 8.01(c) or due to the failure of the Shareholder to approve this Agreement and the Transactions as set forth in Section 5.08(c) and Section 5.08(d), and only in those events, then, promptly but in any event within three Business Days following such termination by Sollensys, the Companies and the Shareholder, jointly, shall pay to Sollensys an amount in cash equal to Sollensys’ reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by Sollensys, subject to a maximum payment due hereunder of $40,000, which payment shall be in addition to the payment of the expenses that may otherwise be due pursuant to Section 2.13.

(c)

Each Party acknowledges that the agreements contained in this Section 8.02 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. Accordingly if any Party fails to pay any amounts due pursuant to this Section 8.02 (the “First Party”), and, in order to obtain such payment, the other party (the “Second Party”) commences any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) that results in a judgment against the First Party for the amounts set forth in this Section 8.02, the First Party shall pay to the Second Party the Second Party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amounts due pursuant to this Section 8.02 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(d)

If an Sollensys Default occurs and the Shareholder and the Companies elect to terminate this Agreement pursuant to Section 8.01(d), the Companies’ and the Shareholder’s sole and exclusive remedy against the Sollensys Parties for any Losses suffered or incurred as a result of or under this Agreement or the Transactions, including the failure of the Closing to occur, will be to obtain payment of the termination costs stated in Section 8.02(a). Notwithstanding the forgoing sentence, the Parties agree that the Shareholder and the Companies may elect to not terminate this Agreement pursuant to Section 8.01(d) and instead elect to enforce specific performance of this Agreement under Section 8.04 and Section 10.05 to the extent available, and the limitations on remedy stated in the first sentence of this Section 8.02(d) will apply only if the Shareholder and the Companies elect to terminate this Agreement pursuant to Section 8.01(d) and Sollensys actually pays the termination costs stated in Section 8.02(a).

(e)

If a Company Default occurs and Sollensys elects to terminate this Agreement under Section 8.01(c), the Sollensys Parties’ sole and exclusive remedy against the Companies and the Shareholder for any Losses suffered or incurred as a result of or under this Agreement or the Transactions, including the failure of the Closing to occur, will be to obtain payment of the termination costs stated in Section 8.02(b). Notwithstanding the forgoing sentence, the Parties agree that Sollensys may elect to not terminate this Agreement pursuant to Section 8.01(c) and instead elect to enforce specific performance of this Agreement under Section 8.05 and Section 10.05 to the extent available, and the limitations on remedy stated in the first sentence of this Section 8.02(e) will apply only if Sollensys elects to terminate this Agreement under Section 8.01(c) and the Companies and the Shareholder actually pay the termination costs stated in Section 8.02(b).

(f)

If the Closing does not occur for any reason other than for an Sollensys Default or a Company Default, the Parties acknowledge and agree that no Party shall owe to any other Party any payments for any expenses or Losses hereunder.

34

Section 8.03 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement, shall become void and of no further force or effect with no liability on the part of any Party, other than this Article VIII, Article IX and Article X, and such additional sections and provisions herein as required to give effect to any of the forgoing, each of which shall survive any such termination of this Agreement, and provided that, except as provided in Section 8.02, any such termination shall not relieve any Party from liability for actual damages to the other Parties resulting from a material breach of this Agreement by such Party.

Section 8.04 Default by the Sollensys Parties. If any Sollensys Party fails to perform any of its obligations under this Agreement, the Companies and the Shareholder shall be entitled to bring an action for specific performance, damages or a combination of specific performance and damages. No remedy conferred upon the Companies and the Shareholder is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to the Companies and the Shareholder in this Agreement will be cumulative and in addition to every other remedy available to the Companies and the Shareholder under this Agreement. No single or partial exercise of any remedy will preclude any other or further exercise thereof. This provision shall be in addition to the Companies’ and the Shareholder’s remedies under Section 9.03.

Section 8.05 Default by Shareholder or the Companies. If the Shareholder or either Company fails to perform any of their respective obligations under this Agreement, the Sollensys Parties shall be entitled to bring an action for specific performance, damages or a combination of specific performance and damages. No remedy conferred upon the Sollensys Parties is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to the Sollensys Parties in this Agreement will be cumulative and in addition to every other remedy available to Sollensys under this Agreement. No single or partial exercise of any remedy will preclude any other or further exercise thereof. This provision shall be in addition to the Sollensys Parties’ remedies under Section 9.02.

Article IX. SURVIVAL AND INDEMNIFICATION

Section 9.01 Survival.

(a)

Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years after the Closing Date; provided, that the representations and warrants set forth in Section 3.05, Section 3.06 and Section 3.07 shall survive the Closing for a period of five (5) years. Notwithstanding the preceding sentence, any indemnification claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein. Any claim, for indemnification or otherwise, based upon or arising out of the breach or alleged breach of a representation or warranty must be brought before the expiration of the applicable survival period, or it will be deemed waived.

35

(b)

All covenants and agreements of the Parties contained herein, including those incorporated into Section 3.07, shall survive the Closing for a period of five (5) years or for the period specified therein. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein.

(c)

Any claim arising out of or in connection with this Agreement must be brought, if at all, within five years after the Closing Date, or within such shorter period as may be specified with respect to a particular claim, or it will be deemed waived and released.

Section 9.02 Indemnification by Shareholder. Subject to the provisions of this Article IX, if the Closing occurs, the Shareholder hereby covenants and agrees with the Sollensys Parties that the Shareholder shall indemnify the Sollensys Parties and their respective directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns (individually, an “Sollensys Indemnified Party”), and hold them harmless from, against and in respect of any and all Losses incurred by any Sollensys Indemnified Party resulting from any misrepresentation, breach of any representation or warranty of the Shareholder in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by either Company or the Shareholder made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

Section 9.03 Indemnification by Sollensys. Subject to the provisions of this Article IX, if the Closing occurs, Sollensys hereby covenants and agrees with Shareholder that Sollensys shall indemnify the Shareholder and Shareholder’s employees and Affiliates, and each of their respective Representatives, successors and assigns (each a “Shareholder Indemnified Party” and collectively, the “Shareholder Indemnified Parties”) and hold them harmless from, against and in respect of any and all Losses incurred by any Shareholder Indemnified Party resulting from any misrepresentation, breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by the Sollensys Parties made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

Section 9.04 Indemnification Procedures. The Party making a claim under this Article IX is referred to as the “Indemnified Party” and the Party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party.”

36

(a)

Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.04(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 9.04(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b)

Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.04(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.04(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

37

(c)

Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)

Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 9.05 Payments. Subject to the terms and conditions herein, once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article IX or otherwise pursuant to this Agreement, the Indemnifying Party shall satisfy its indemnification obligations within fifteen (15) Business Days of such agreement or adjudication.

Section 9.06 Certain Limitations. The indemnification provided for in Section 9.02 and Section 9.03 shall be subject to the following limitations:

(a)

The Shareholder shall not be liable to the Sollensys Indemnified Parties for indemnification under Section 9.02 until the aggregate amount of all Losses in respect of indemnification under Section 9.02 exceeds $25,000 (the “Basket”), in which event the Shareholder shall be required to pay or be liable for all such Losses in excess of the Basket subject to the other limitations contained herein including the Cap. For the avoidance of doubt, the Basket shall not apply to any obligation of the Company and the Shareholder to pay any amounts as may be due and payable pursuant to Section 8.02(b).

38

(b)

Sollensys shall not be liable to the Shareholder Indemnified Parties for indemnification under and Section 9.03 until the aggregate amount of all Losses in respect of indemnification under Section 9.03 exceeds the Basket, in which event Sollensys shall be required to pay or be liable for all such Losses in excess of the Basket subject to the other limitations contained herein including the Cap. For the avoidance of doubt, the Basket shall not apply to any obligation of Sollensys to pay any amounts as may be due and payable pursuant to Section 8.02(a).

(c)

The Parties acknowledge and agree that the maximum liability of the Shareholder, on the one hand, and Sollensys, on the other hand, for indemnification pursuant to this Article IX shall be the sum of $1,000,000 (the “Cap”), and neither the Shareholder, on the one hand, or Sollensys, on the other hand, shall have any liability to the other in excess of the Cap.

Section 9.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the consideration paid hereunder unless otherwise required by applicable Law.

Section 9.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation, ) made at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation, and made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Section 9.09 Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article IX shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article IX, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

39

Section 9.10 Limitation on Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Article X. MISCELLANEOUS

Section 10.01 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail with a follow up copy by overnight courier, addressed as follows:

If to any Sollensys Party:

Sollensys Corp.

Attn: Donald Beavers

2475 Palm Bay Rd. NE, Suite 120

Palm Bay, FL 32905

Email: don@probabilityandstatistics.com

with a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

If to either Company or the Shareholder:

Celerit Corporation

Attn: Ron Harmon

216 Atkins R.

Little Rock, AR 72211

E-mail: ron.harmon@celerit.com

with a copy, which shall not constitute notice, to:

Dover Dixon Horne PLLC

Attn: Cal McCastlain

425 West Capitol Ave., Ste. 3700

Little Rock, Arkansas 72201

Email: cmccastlain@ddh.law

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

40

Section 10.02 Dispute Resolution.

(a)	If there is any dispute or controversy relating to this Agreement or any of the Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 10.02.

(b)

The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Sollensys Parties, the Companies and the Shareholder are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 10.02.

(c)

Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Each of Sollensys, on the one hand, and the Shareholder, on the other hand, shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to the Parties such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 10.02, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

(d)	The arbitration shall be conducted in Palm Bay, Florida.

Section 10.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of Nevada, without giving effect to principles of conflicts of law thereunder. Subject to Section 10.02, venue for all matters arising hereunder and for enforcement of the arbitrators’ judgment pursuant to Section 10.02 shall be exclusively in the State of Florida and United States Courts located in Brevard County, Florida (the “Selected Courts”) and each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 10.04 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.04.

41

Section 10.05 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.07 Confidentiality. The Sollensys Parties, on the one hand, the Companies and the Shareholder, on the other hand, each agree with the other that the documentation and other information disclosed to them by the other Parties hereunder to evaluate various the business and affairs of the Companies or the Sollensys Parties, as the case may be, and various aspects of the Transactions may contain proprietary confidential information and trade secrets, and that the disclosure and unauthorized use of such information could cause irreparable injury. The Parties agree that all such information and materials shall be used and disclosed only to the limited extent necessary for the Parties hereto (and their professional advisors) to evaluate the Transactions. All extracts, digests and copies of such documentation and information shall be maintained under strict control by the recipients, other than as required by applicable Law. Upon termination of the negotiations by the Parties, no Party (or advisor to such Party) shall make any further use of such documentation and information, and all documentation previously obtained (together with all copies, abstracts, digests and analyses thereof) shall be returned to the Party providing such information.

Section 10.08 Third‑Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder (other than the Shareholder), employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 10.09 Expenses. Other than as specifically set forth herein, whether or not the Transactions are consummated, each of the Sollensys Parties, on the one hand, and the Companies and the Shareholder, on the other hand, will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions.

Section 10.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

42

Section 10.11 Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all Parties hereto.

Section 10.12 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that Transactions shall be consummated as soon as practicable. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 10.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 10.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Pages Follow]

43

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Sollensys Corp.

By:	/s/ Donald Beavers
Name:	Donald Beavers
Title:	Chief Executive Officer

S-CC Merger Sub, Inc.

By:	/s/ Anthony Nolte
Name:	Anthony Nolte
Title:	Chief Executive Officer

S-Solutions Merger Sub, Inc.

By:	/s/ Anthony Nolte
Name:	Anthony Nolte
Title:	Chief Executive Officer

Celerit Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer

Celerit Solutions Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer

Shareholder:

Terry Rothwell

By:	/s/ Terry Rothwell
Name:	Terry Rothwell

44